EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT
                            AS OF MARCH 31, 1996

                                                 Locality of
Subsidiary                                       Incorporation
- ----------                                       -------------
Ascent Entertainment Group, Inc.                 Delaware
Ascent Denver, Inc.                              Delaware
Ascent Network Services, Inc.                    Delaware
Anghel Laboratories, Inc.                        Delaware
Beacon Communications Corp.                      Delaware
BelCom, Inc.                                     Delaware
Bethesda Real Property, Inc.                     Delaware
C&S Antennas, Inc.                               Delaware
C&S Antennas Limited                             United Kingdom
Colorado Avalanche, LLC                          Colorado
COMSAT Argentina, S.A.                           Argentina
COMSAT Brasil, Ltda.                             Brazil
COMSAT Capital I, L.P.                           Delaware
COMSAT de Bolivia, S.R.L.                        Bolivia
COMSAT de Colombia, S.A.                         Colombia
COMSAT de Guatemala, S.A.                        Guatemala
COMSAT Dijital Hizmetleri
  Ticaret Anonim Sirketi                         Turkey
COMSAT do Brasil Equipamentos
  de Telecomunicacoes Ltda.                      Brazil
COMSAT Enhanced Services, Inc.                   Delaware
COMSAT General Corporation                       Delaware
COMSAT General Telematics, Inc.                  Delaware
COMSAT Iletisim Hizmetleri Ticaret
  Anonim Sirketi                                 Turkey
COMSAT Investments, Inc.                         Delaware
COMSAT Mobile India, Inc.                        Delaware
COMSAT Mobile Investments, Inc.                  Delaware
COMSAT Overseas, Inc.                            Delaware
COMSAT Personal Communications, Inc.             Delaware
COMSAT Peru S.A.                                 Peru
COMSAT RSI, Inc.                                 Delaware
COMSAT RSI Communications Corp.                  Delaware
COMSAT RSI Foreign Sales Corporation             US VI
COMSAT RSI International Limited                 United Kingdom
COMSAT RSI Maryland, Inc.                        Delaware
COMSAT Technology, Inc.                          Delaware
COMSAT Venezuela, COMSATVEN, C.A.                Venezuela
CRSI Acquisition, Inc.                           Delaware
CSA Limited                                      United Kingdom
CTS Transnational, Inc.                          Delaware
Denver Nuggets Limited Partnership               Delaware
Mark Antenna Products, Inc.                      Nevada
Mexia Fabricators, Inc.                          Texas
On Command Video Corporation                     Delaware
PG Technology Limited                            United Kingdom

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Radiation Systems Electromechanical
  Systems, Incorporated                          Florida
Radiation Systems Precision Controls, Inc.       Nevada
RSi Acquisition, Inc.                            Nevada
SatCom Technologies, Inc.                        Nevada
Universal Antennas Incorporated                  Nevada

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